                 Exhibit 23-a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) of AT&T Inc. (AT&T), for the registration of 100,000,000 shares of its common stock, of our reports dated February 16, 2006, with respect to the consolidated financial statements of AT&T, AT&T management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AT&T, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission. We also consent to the incorporation by reference therein of our report dated February 27, 2006 with respect to the financial statement schedules of AT&T for the years ended December 31, 2005, 2004 and 2003 included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

By:	/s/ Ernst & Young LLP
Ernst & Young LLP

San Antonio, Texas

December 28, 2006